UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2019

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 8.01 Other Events.

On April 29, 2019, Sesen Bio, Inc. (the “Company”) received written notice from the Nasdaq Listing Qualifications Department (“Nasdaq”) that for 10 consecutive business days, from April 12, 2019 to April 26, 2019, the closing bid price of the Company’s common stock was at $1.00 per share or greater and that, as a result, the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1), which requires the Company to maintain the minimum bid price of $1.00 per share.

The Company previously had received a notice from Nasdaq on February 19, 2019 indicating its failure to meet the continued listing requirement for minimum bid price for a period of 30 consecutive business days, and was given 180 calendar days to regain compliance.

As a result of regaining compliance with Nasdaq Listing Rule 5450(a)(1), the Company no longer plans to propose a reverse stock split for stockholder approval at its 2019 Annual Meeting of Stockholders, as indicated in its preliminary proxy statement filed with the Securities and Exchange Commission on April 19, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2019

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer